Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of March 2000
                      Distribution Date of April 17, 2000
                            Servicer Certificate #47

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $45,557,777.01
Beginning Pool Factor                                        0.0990507

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $5,235,036.22
     Interest Collected                                    $312,091.93

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $29,849.77
Total Additional Deposits                                   $29,849.77

Repos / Chargeoffs                                          $23,449.13
Aggregate Number of Notes Charged Off                               67

Total Available Funds                                    $5,576,977.92

Ending Pool Balance                                     $40,299,291.66
Ending Pool Factor                                           0.0876178

Servicing Fee                                               $37,964.81

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,742,095.27
     Target Percentage                                           5.00%
     Target Balance                                      $2,014,964.58
     Minimum Balance                                     $9,658,821.26
     (Release) / Deposit                                   ($83,274.01)
     Ending Balance                                      $9,658,821.26

Current Weighted Average APR:                                   8.877%
Current Weighted Average Remaining Term (months):                11.86

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days           $611,895.39       363
                                 31 - 60 days          $236,209.17       110
                                 60+  days             $114,302.87        50

     Total:                                            $962,407.43       378

     Balances:                   60+  days             $820,508.00        50

Memo Item - Reserve Account
     Prior Month                                     $9,658,821.26
+    Invest. Income                                     $44,563.68
+    Excess Serv.                                       $38,710.33
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,742,095.27

Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of March 2000

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES

                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $45,557,777.01
Ending Pool Balance                           $40,299,291.66

Collected Principal                            $5,235,036.22
Collected Interest                               $312,091.93
Charge - Offs                                     $23,449.13
Liquidation Proceeds / Recoveries                 $29,849.77
Servicing                                         $37,964.81
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $5,539,013.11

Beginning Balance                             $45,557,777.01             $0.00     $39,630,848.84     $5,926,928.17

Interest Due                                     $241,817.43             $0.00        $209,713.24        $32,104.19
Interest Paid                                    $241,817.43             $0.00        $209,713.24        $32,104.19
Principal Due                                  $5,258,485.35             $0.00      $5,021,853.51       $236,631.84
Principal Paid                                 $5,258,485.35             $0.00      $5,021,853.51       $236,631.84

Ending Balance                                $40,299,291.66             $0.00     $34,608,995.33     $5,690,296.33
Note / Certificate Pool Factor                                          0.0000             0.0997            0.2749
   (Ending Balance / Original Pool Amount)
Total Distributions                            $5,500,302.78             $0.00      $5,231,566.75       $268,736.03

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                  $38,710.33
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,742,095.27
(Release) / Draw                                 ($83,274.01)
Ending Reserve Acct Balance                    $9,658,821.26

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of March 2000


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                 5               4                3                 2               1
                                Oct-99            Nov-99          Dec-99           Jan-00            Feb-00          Mar-00
Beginning Pool Balance      $67,117,369.24   $62,381,506.88   $57,024,922.28   $53,062,544.68   $49,297,540.90   $45,557,777.01

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $31,627.11       $16,230.71       $43,120.73       $25,930.25       $13,739.48       $23,449.13
    Recoveries                  $40,276.84      $123,046.97      $100,964.67       $59,893.79       $80,396.38       $29,849.77

Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)            $85,281.69             Total Charged off (Months 1 - 6)          $154,097.41
   Total Recoveries (Months 3, 2, 1)            $170,139.94               Total Recoveries (Months 1 - 6)           $434,428.42
   Net Loss / (Recoveries) for 3 Mos            ($84,858.25)(a)           Net Loss/(Recoveries) for 6 Mos.         ($280,331.01)(c)

Total Balance (Months 5, 4, 3)              $172,468,973.84 (b)           Total Balance (Months 1 - 6)          $334,441,660.99 (d)

Loss Ratio Annualized  [(a/b) * (12)]              -0.5904%               Loss Ratio Annualized [(c/d) (12)]           -1.0058%

Trigger:  Is Ratio > 1.5%                                No               Trigger:  Is Ratio > 6.0%                          No

                                                                                   Jan-00            Feb-00          Mar-00
B)   Delinquency Trigger:                                                         $695,300.82      $894,131.12      $820,508.00
     Balance delinquency 60+ days                                                    1.31034%         1.81374%         1.80103%
     As % of Beginning Pool Balance                                                  0.93657%         1.34197%         1.64170%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                   2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer